UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2006
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.
On July 21, 2006, Sanjay Mittal resigned as a member of the Board of Directors (the “Board”) of Selectica, Inc. (“Selectica” or the “Company”). Selectica has entered into a Consulting Agreement (the “Agreement”) with Mr. Mittal, dated as of July 21, 2006. Pursuant to the terms of the Agreement, Mr. Mittal will serve as a consultant to the Company for a period of at least 12 months, subject to earlier termination under certain specified circumstances, and will receive $500.00 per hour for services rendered, with a minimum payment of 10 hours per calendar month. A copy of the Agreement is attached hereto as Exhibit 99.1
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On July 21, 2006, Sanjay Mittal tendered his resignation as a director of the Board of Selectica. The resignation was effective immediately. Mr. Mittal’s term would have otherwise expired in 2008. On July 25, 2006, the Company issued a press release that announced the resignation of Mr. Mittal from its Board. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Consulting Agreement between the Company and Sanjay Mittal, dated as of July 21, 2006.

Exhibit 99.2	Press Release of Selectica, Inc., dated July 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: July 26, 2006	By:	/s/ Vincent Ostrosky
Vincent Ostrosky
Chairman, President and
Chief Executive Officer

DATE: July 26, 2006	By:	/s/ Stephen Bennion
Stephen Bennion
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 99.1	Consulting Agreement between the Company and Sanjay Mittal, dated as of July 21, 2006.

Exhibit 99.2	Press Release of Selectica, Inc., dated July 25, 2006.